UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 30, 2021

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way, Suite 130
Watertown, MA 02451
(Address of principal executive offices, including Zip Code)

(781) 577-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	The Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2021, Eloxx Pharmaceuticals, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with SVB Leerink, LLC (“SVB Leerink”) pursuant to which the Company may offer and sell shares of its common stock, par value $0.01 per share (the “Common Stock”), having aggregate gross sales proceeds of up to $50.0 million (the “Shares”), from time to time, through an “at the market offering” program under which SVB Leerink will act as sales agent. The shares of Common Stock that may be sold pursuant to the Sales Agreement will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-258994) (the “Registration Statement”), as supplemented by the prospectus supplement dated September 30, 2021 relating to the sale of the Common Stock (the “Prospectus Supplement”).

Under the Sales Agreement, the Company will set the parameters for the sale of the Shares, including the number of Shares to be issued, the time period during which sales are requested to be made, limitations on the number of Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, SVB Leerink may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Global Market or any other existing trading market for the Common Stock. The Company has agreed to pay SVB Leerink a commission equal to 3.0% of the gross sales proceeds of any shares of Common Stock sold through SVB Leerink under the Sales Agreement, and also has provided SVB Leerink with customary indemnification and contribution rights. The Sales Agreement may be terminated at any time by either party upon prior written notice to the other party.

The Company is not obligated to make any sales of Shares under the Sales Agreement. The offering of Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms.

The representations and warranties contained in the Sales Agreement were made only for purposes of the transactions contemplated by the Sales Agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the Sales Agreement and should not be relied upon as a disclosure of factual information relating to the Company, SVB Leerink or the transactions described in this Current Report on Form 8-K.

The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A legal opinion relating to the Shares is included as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On August 20, 2021, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”), which incorporated by reference the Form 8-K/A the Company filed on June 16, 2021 including the historical financial statements of Zikani Therapeutics, Inc. (“Zikani”) and pro forma financial information with respect to the acquisition of Zikani by the Company. The consent of Moody, Famiglietti & Andronico, LLP with respect to such financial statements is filed hereto as Exhibit 23.2 and incorporated by reference in the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

1.1	Sales Agreement, dated as of September 30, 2021, by and between Eloxx Pharmaceuticals, Inc. and SVB Leerink, LLC.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Moody, Famiglietti & Andronico, LLP, Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2021	ELOXX PHARMACEUTICALS, INC.

/s/ Sumit Aggarwal
Sumit Aggarwal
President and Chief Executive Officer